Exhibit 8.1

List of Subsidiaries

#	Company Name	Country
Wholly owned subsidiaries
1.	141 Union Company	United States of America
2.	ACG Mineracao Ltda	Brazil
3.	Agnew Pastoral Company Pty Ltd	Australia
4.	Albion Downs Pty Limited	Australia
5.	Araguaia Participaçóes Ltda	Brazil
6.	ARL Holdings Ltd (in liquidation)	Bermuda
7.	ARL South America Exploration Ltd (in liquidation)	Bermuda
8.	Avanco Holdings Pty Ltd(a)	Australia
9.	Avanco Lux S.ar.l	Luxembourg
10.	Avanco Lux S.C.S.	Avanco Lux S.C.S.
11.	Avanco Resources Mineração Ltda	Brazil
12.	Avanco Resources Pty Ltd(a)(b)	Australia
13.	AVB Brazil Pty Ltd	Australia
14.	AVB Carajás Holdings Pty Ltd	Australia
15.	AVB Copper Pty Ltd	Australia
16.	AVB Mineração Ltda	Brazil
17.	AVB Minerals Pty Ltd	Australia
18.	BHP (AUS) DDS Pty Ltd	Australia
19.	BHP (Towage Services) Pty Ltd(a)(b)	Australia
20.	BHP Aluminum Australia Pty Ltd	Australia
21.	BHP Billiton (UK) DDS Limited	United Kingdom
22.	BHP Billiton (UK) Limited	United Kingdom
23.	BHP Billiton Brasil Ltda	Brazil
24.	BHP Billiton Company B.V.	Netherlands
25.	BHP Billiton Finance (USA) Limited	Australia
26.	BHP Billiton Finance B.V.	Netherlands
27.	BHP Billiton Finance Limited	Australia
28.	BHP Billiton Finance Plc	United Kingdom
29.	BHP Billiton Freight Singapore Pte Limited	Singapore
30.	BHP Billiton Group Limited	United Kingdom
31.	BHP Billiton Holdings Limited	United Kingdom
32.	BHP Billiton International Metals B.V.	Netherlands
33.	BHP Billiton International Services Limited	United Kingdom
34.	BHP Billiton International Trading (Shanghai) Co. Ltd	China
35.	BHP Billiton Marketing AG	Switzerland
36.	BHP Billiton Marketing Asia Pte Ltd	Singapore
37.	BHP Billiton Marketing UK Limited	United Kingdom
38.	BHP Billiton Petroleum Great Britain Limited	United Kingdom
39.	BHP Billiton Services Jersey Limited	Jersey
40.	BHP Billiton SSM Development Pty Ltd	Australia
41.	BHP Billiton Sustainable Communities	United Kingdom
42.	BHP Billiton UK Holdings Limited	British Virgin Islands
43.	BHP Billiton UK Investments Limited	British Virgin Islands
44.	BHP BK Limited	United Kingdom
45.	BHP Canada Inc.	Canada
46.	BHP Capital No. 20 Pty Limited	Australia
47.	BHP Chile Inc.	United States of America
48.	BHP Chile Inversiones Limitada	Chile

49.	BHP Coal Pty Ltd(a)(b)	Australia
50.	BHP Copper Inc.	United States of America
51.	BHP Direct Reduced Iron Pty Limited(a)	Australia
52.	BHP Energy Coal Australia Pty Ltd	Australia
53.	BHP Escondida Inc.	United States of America
54.	BHP Exploration Chile SpA	Chile
55.	BHP Finance (International) Inc.	United States of America
56.	BHP Finance Limited	United Kingdom
57.	BHP Foreign Holdings Inc.	United States of America
58.	BHP Foundation	United States of America
59.	BHP Freight Pty Ltd(a)	Australia
60.	BHP Group (UK) Ltd	United Kingdom
61.	BHP Group Holdings Limited	United Kingdom
62.	BHP Group Operations Pty Ltd(a)(b)	Australia
63.	BHP Holdings (International) Inc.	United States of America
64.	BHP Holdings (USA) Inc.	United States of America
65.	BHP Holdings International (Investments) Inc.	United States of America
66.	BHP Holdings Limited	United Kingdom
67.	BHP Innovation Pty Ltd(a)	Australia
68.	BHP Internacional Participaçóes Ltda	Brazil
69.	BHP International Finance Corp	United States of America
70.	BHP International Services Limited	United Kingdom
71.	BHP Investments Canada Inc	Canada
72.	BHP IO Mining Pty Ltd	Australia
73.	BHP IO Workshop Pty Ltd	Australia
74.	BHP Iron Ore Holdings Pty Ltd	Australia
75.	BHP Iron Ore Pty Ltd(a)(b)	Australia
76.	BHP Japan Limited	Japan
77.	BHP Lonsdale Investments Pty Ltd(a)	Australia
78.	BHP Manganese Australia Pty Ltd	Australia
79.	BHP Marine & General Insurances Pty Ltd	Australia
80.	BHP Marketing North America Inc.	United States of America
81.	BHP Marketing Services India Pvt Ltd	India
82.	BHP Marketing UK Limited	United Kingdom
83.	BHP Metals Exploration d.o.o. Beograd	Serbia
84.	BHP Metals Exploration Pty Ltd	Australia
85.	BHP MetCoal Holdings Pty Ltd(a)(b)	Australia
86.	BHP Midgard AB	Sweden
87.	BHP Mineral Resources Inc.	United States of America
88.	BHP Minerals (Shanghai) Co., Ltd	China
89.	BHP Minerals Europe Limited	United Kingdom
90.	BHP Minerals Exploration Inc.	United States of America
91.	BHP Minerals Holdings Proprietary Limited(a)(b)	Australia
92.	BHP Minerals India Private Limited	India
93.	BHP Minerals International Exploration Inc.	United States of America
94.	BHP Minerals International LLC	United States of America
95.	BHP Minerals Pty Ltd(a)(b)	Australia
96.	BHP Minerals Service Company	United States of America
97.	BHP New Mexico Coal Inc.	United States of America
98.	BHP Nickel Operations Pty Ltd	Australia
99.	BHP Nickel West Pty Ltd(a)(b)	Australia
100.	BHP Olympic Dam Corporation Pty Ltd(a)(b)	Australia
101.	BHP Peru Holdings Inc.	United States of America
102.	BHP Pty Ltd	Australia
103.	BHP Queensland Coal Investments Pty Ltd	Australia
104.	BHP Queensland Coal Limited	United States of America

105.	BHP Resolution Holdings LLC	United States of America
106.	BHP Shared Business Services Pty Ltd	Australia
107.	BHP Shared Services Malaysia Sdn. Bhd.	Malaysia
108.	BHP SSM Indonesia Holdings Pty Ltd	Australia
109.	BHP SSM International Pty Ltd	Australia
110.	BHP Titanium Minerals Pty Ltd	Australia
111.	BHP Towage Services (Boodarie) Pty Ltd	Australia
112.	BHP Towage Services (Iron Brolga) Pty Ltd	Australia
113.	BHP Towage Services (Iron Corella) Pty Ltd	Australia
114.	BHP Towage Services (Iron Ibis) Pty Ltd	Australia
115.	BHP Towage Services (Iron Kestrel) Pty Ltd	Australia
116.	BHP Towage Services (Iron Osprey) Pty Ltd	Australia
117.	BHP Towage Services (Iron Quail) Pty Ltd	Australia
118.	BHP Towage Services (Iron Robin) Pty Ltd	Australia
119.	BHP Towage Services (Iron Whistler) Pty Ltd	Australia
120.	BHP Towage Services (Iron Wren) Pty Ltd	Australia
121.	BHP Towage Services (Mallina) Pty Ltd	Australia
122.	BHP Towage Services (RT Atlantis) Pty Ltd	Australia
123.	BHP Towage Services (RT Clerke) Pty Ltd	Australia
124.	BHP Towage Services (RT Darwin) Pty Ltd	Australia
125.	BHP Towage Services (RT Discovery) Pty Ltd	Australia
126.	BHP Towage Services (RT Endeavour) Pty Ltd	Australia
127.	BHP Towage Services (RT Enterprise) Pty Ltd	Australia
128.	BHP Towage Services (RT Imperieuse) Pty Ltd	Australia
129.	BHP Towage Services (RT Inspiration) Pty Ltd	Australia
130.	BHP Towage Services (RT Tough) Pty Ltd	Australia
131.	BHP Ventures US Inc	United States
132.	BHP WAIO Pty Ltd(a)(b)	Australia
133.	BHP Western Mining Resources International Pty Ltd	Australia
134.	BHP World Exploration Inc.	Canada
135.	BHP Yakabindie Nickel Pty Ltd(a)(b)	Australia
136.	Billiton Australia Finance Pty Ltd	Australia
137.	Billiton Development B.V.	Netherlands
138.	Billiton Executive Pension Scheme Trustee Limited	United Kingdom
139.	Billiton Guinea B.V.	Netherlands
140.	Billiton Investment 3 B.V. (in liquidation)	Netherlands
141.	Billiton Investment 8 B.V. (in liquidation)	Netherlands
142.	Billiton Investments Ireland Limited	Ireland
143.	Billiton Marketing Holding B.V.	Netherlands
144.	Billiton Suriname Holdings B.V. (in liquidation)	Netherlands
145.	Broadmeadow Mine Services Pty Ltd(a)	Australia
146.	Carrapateena Pty Ltd(a)(b)	Australia
147.	Carson Hill Gold Mining Corporation	United States of America
148.	Cassini Resources Pty Ltd	Australia
149.	Central Queensland Services Pty Ltd(a)	Australia
150.	Cerro-Quebrado S.A.	Ecuador
151.	Coal Mines Australia Pty Ltd	Australia
152.	Compañía Minera Cerro Colorado Limitada	Chile
153.	Consolidated Nominees Proprietary Limited	South Africa
154.	Crossbow Resources Pty Ltd	Australia
155.	CTP Assets Pty Ltd	Australia
156.	CTP Operations Pty Ltd	Australia
157.	Estrela Metals Pty Ltd	Australia
158.	Global BHP Copper Ltd	Cayman Islands
159.	Hay Point Services Pty Limited(a)	Australia

160.	Hunter Valley Energy Coal Pty Ltd	Australia
161.	Jenipapo Recursos Naturais Ltda	Brazil
162.	Marcona International S.A.	Panama
163.	MCT Mineração Ltda	Brazil
164.	Mineração Águas Boas Ltda	Brazil
165.	Minera Spence SA	Chile
166.	Minotaur Resources Holdings Pty Ltd(a)(b)	Australia
167.	Mt Arthur Coal Pty Limited	Australia
168.	Mt Arthur Underground Pty Ltd	Australia
169.	Operation Services Chile SpA	Chile
170.	OS ACPM Pty Ltd(a)(b)	Australia
171.	OS MCAP Pty Ltd(a)(b)	Australia
172.	OZ Exploration Pty Ltd	Australia
173.	OZ Minerals Pty Ltd(a)(b)	Australia
174.	OZ Minerals Brazil (Holdings) Pty Ltd(a)(b)	Australia
175.	OZ Minerals Carrapateena Pty Ltd(a)(b)	Australia
176.	OZ Minerals Equity Pty Ltd	Australia
177.	OZ Minerals Group Treasury Pty Ltd	Australia
178.	OZ Minerals Holdings Pty Ltd	Australia
179.	OZ Minerals Insurance Pte Ltd	Singapore
180.	OZ Minerals International (Holdings) Pty Ltd	Australia
181.	OZ Minerals Investments Pty Ltd	Australia
182.	OZ Minerals Jamaica Limited (in liquidation)	Jamaica
183.	OZ Minerals Musgrave Holdings Pty Ltd(a)	Australia
184.	OZ Minerals Musgrave Operations Pty Ltd(a)	Australia
185.	OZ Minerals Peru S.A.C. (in liquidation)	Peru
186.	OZ Minerals Prominent Hill Operations Pty Ltd(a)(b)	Australia
187.	OZ Minerals Prominent Hill Pty Ltd(a)(b)	Australia
188.	OZ Minerals Services Pty Ltd	Australia
189.	OZ Minerals Zinifex Holdings Pty Ltd	Australia
190.	OZM Carrapateena Pty Ltd(a)	Australia
191.	Phoenix Mining Finance Company Proprietary Limited (in liquidation)	South Africa
192.	Pilbara Gas Pty Limited(a)	Australia
193.	Pilbara Pastoral Company Pty Limited	Australia
194.	PT Billiton Indonesia	Indonesia
195.	RAL Cayman Inc.	Cayman Islands
196.	Rio Algom Exploration Inc.	Canada
197.	Rio Algom Investments (Chile) Inc.	Canada
198.	Rio Algom Limited	Canada
199.	Rio Algom Mining LLC	United States of America
200.	Riocerro Inc.	Cayman Islands
201.	Riochile Inc.	Cayman Islands
202.	SLM Santa Lucia Mineração Eireli	Brazil
203.	Stein Insurance Company Limited	Guernsey
204.	Tamakaya Energia SpA	Chile
205.	The Broken Hill Proprietary Company Pty Ltd(a)(b)	Australia
206.	UMAL Consolidated Pty Ltd(a)(b)	Australia
207.	United Iron Pty Ltd	Australia
208.	Westminer Insurance Pte Ltd	Singapore
209.	Wirraway Metals & Mining Pty Ltd	Australia
210.	WMC Corporate Services Inc.	United States of America
211.	WMC Finance (USA) Limited	Australia
212.	WMC Mineracao Ltda.	Brazil
213.	ZRUS Holdings Pty Ltd	Australia

Subsidiaries where effective interest is less than 100 per cent
214.	BHP Billiton (Philippines) Inc. (99.99%)	Philippines
215.	BHP Iron Ore (Jimblebar) Pty Ltd (85%)	Australia
216.	BHP Shared Services Philippines Inc. (99.99%)	Philippines
217.	Consórcio Santos Luz de Imóveis Ltda (90%)	Brazil
218.	Kelti S.A. (57.5%)	Chile
219.	Minera Escondida Ltda (57.5%)	Chile
220.	QNI Philippines Inc. (99.99%)	Philippines

221.	Joint operations
	Mt Goldsworthy (85%)	Australia
222.	Mt Newman (85%)	Australia
223.	Yandi (85%)	Australia
224.	Central Queensland Coal Associates (50%)	Australia
225.	BHP SaskPower Carbon Capture and Storage (CCS) Knowledge Centre Inc. (50%)	Canada
226.	BM Alliance Coal Marketing Pty Limited (50%)	Australia
227.	BM Alliance Coal Operations Pty Limited (50%)	Australia
228.	BM Alliance Marketing Pte Ltd (50%)	Singapore
229.	BMA Japan KK (50%)	Japan

230.	Joint ventures and associates
	CMC-Coal Marketing DAC (33.33%)	Ireland
231.	Compañía Minera Antamina S.A. (33.75%)	Peru
232.	Global HubCo B.V. (33.33%)	Netherlands
233.	NCIG Holdings Pty Ltd (27.98%)	Australia
234.	Resolution Copper Mining LLC (45%)	United States of America
235.	RightShip Pty Limited (33.33%)	Australia
236.	Samarco Mineração S.A. (50%)	Brazil

(a)	These companies are parties to the Limited Deed of Cross Guarantee (Deed) and members of the Closed Group as at 30 June 2024.
(b)	These companies are parties to the Deed and are relieved from the Corporations Act 2001 requirements for preparation, audit and lodgement of financial reports and Directors’ reports.